Exhibit 99.1
NOG Announces First Quarter 2024 Results, Achieves New Quarterly Production Record

FIRST QUARTER HIGHLIGHTS

•Record quarterly production of 119,436 Boe per day (59% oil), increases of 4% from the fourth quarter of 2023 and 37% from the first quarter of 2023
•GAAP net income of $11.6 million, Adjusted Net Income of $130.5 million and Adjusted EBITDA of $387.0 million. See “Non-GAAP Financial Measures” below
•Cash flow from operations of $392.1 million. Excluding changes in net working capital, cash flow from operations was $352.5 million, an increase of 19% from the first quarter of 2023
•Generated $54.0 million of Free Cash Flow. See “Non-GAAP Financial Measures” below
•Closed on previously announced acquisition of non-operated interests across 3,000 net acres in the Northern Delaware Basin
•After the closing of the Northern Delaware acquisition in the first quarter, NOG paid $40 million in common stock dividends, repurchased $20 million of common stock, and repaid approximately $50 million of debt

MINNEAPOLIS (BUSINESS WIRE) - April 30, 2024 - Northern Oil and Gas, Inc. (NYSE: NOG) (“NOG” or “Company”) today announced the Company’s first quarter results.

MANAGEMENT COMMENTS

“NOG has started 2024 in a powerful way, with strong well performance and better than expected cash flow and production,” commented Nick O’Grady, NOG’s Chief Executive Officer. “Our assets continue to perform exceptionally well, and we took advantage of market opportunities to repurchase shares at attractive prices during the first quarter. The acquisition pipeline remains robust and we remain disciplined in our approach to value creation, with a clear focus on maximizing total return for our investors.”

FIRST QUARTER FINANCIAL RESULTS

Oil and natural gas sales for the first quarter were $532.0 million. First quarter GAAP net income was $11.6 million or $0.11 per diluted share. First quarter Adjusted Net Income was $130.5 million or $1.28 per adjusted diluted share. Adjusted EBITDA in the first quarter was $387.0 million, a 19% increase from the first quarter of 2023. See “Non-GAAP Financial Measures” below.

PRODUCTION

First quarter production was 119,436 Boe per day, an increase of 4% from the fourth quarter of 2023 and an increase of 37% from the first quarter of 2023. Oil represented 59% of total production in the first quarter with 70,181 Bbls per day, an increase of 2% from the fourth quarter of 2023 and an increase of 30% from the first quarter of 2023. NOG had 25.3 net wells turned in-line during the first quarter, compared to 27.6 net wells turned in-line in the fourth quarter of 2023. Production increased quarter over quarter, driven primarily by better than expected well performance and growth in NOG’s Permian Basin production, which increased by 6% on a sequential quarterly basis and represented record quarterly volumes in the basin for the Company. The Permian represented approximately 45% of total volumes and eclipsed the Williston to become the largest basin by production in the quarter for the first time in the Company’s history.

PRICING

During the first quarter, NYMEX West Texas Intermediate (“WTI”) crude oil averaged $76.91 per Bbl, and NYMEX natural gas at Henry Hub averaged $2.10 per Mcf. NOG’s unhedged net realized oil price in the first quarter was $72.92, representing a $3.99 differential to WTI prices. NOG’s unhedged net realized gas price in the first quarter was $2.47 per Mcf, representing 118% realization compared with Henry Hub pricing. Oil differentials were modestly weaker than in the fourth quarter of 2023, with in-basin prices in the Williston and the Permian Basins widening as WTI prices increased during the quarter. Natural gas realizations were modestly better than forecast, driven by higher than expected NGL prices and tighter in-season Appalachian differentials.

OPERATING COSTS

Lease operating costs were $105.4 million in the first quarter of 2024, or $9.70 per Boe, flat on a per unit basis compared to the fourth quarter of 2023. LOE costs were aided by increased Permian volumes (which have lower costs), but this was offset by higher firm transport costs and the impact of carrying fixed costs during weather-related shut-ins. First quarter general and administrative (“G&A”) costs totaled $11.4 million or $1.05 per Boe. This includes $0.8 million of legal and transaction expenses in connection with bolt-on acquisitions and $2.3 million of non-cash stock-based compensation. NOG’s cash G&A costs excluding these amounts totaled $8.3 million or $0.77 per Boe in the first quarter of 2024, down $0.17 per Boe compared to the first quarter of 2023.

CAPITAL EXPENDITURES AND ACQUISITIONS

Capital expenditures for the first quarter were $295.8 million (excluding non-budgeted acquisitions and other). This was comprised of $291.8 million of total drilling and completion (“D&C”) capital on organic and Ground Game assets, and $4.0 million of Ground Game activity. D&C spending was driven by an acceleration of development activity, some of which had been previously planned for the second quarter of 2024. NOG’s weighted average gross authorization for expenditure (or AFE) elected to in the first quarter was $9.4 million, compared to $9.7 million in the fourth quarter of 2023, which is generally in line with expectations.

NOG’s Permian Basin spending was 68% of the capital expenditures for the first quarter, the Williston was 26%, and the Appalachian was 6%. On the Ground Game acquisition front, NOG closed on six transactions through various structures during the first quarter totaling 0.6 net current and future development wells and 1,709 net acres.

LIQUIDITY AND CAPITAL RESOURCES

NOG had total liquidity of $1.02 billion as of March 31, 2024, consisting of $987.0 million of committed borrowing availability under the Revolving Credit Facility and $32.5 million of cash.

As of March 31, 2024, NOG had total debt of $1,968.1 million. The total debt consisted of $263.0 million of outstanding borrowings under the Revolving Credit Facility, $705.1 million of outstanding 8.125% Senior Notes due 2028, $500.0 million of outstanding 3.625% Convertible Notes due 2029, and $500.0 million of outstanding 8.750% Senior Notes due 2031.

On February 5, 2024, NOG announced the closings of its November 2023 acquisitions of non-operated assets in the Utica and Northern Delaware Basins. At closing, NOG acquired approximately 3,000 net acres in the Delaware Basin as well as producing and in-process properties in both the Delaware and Utica Basins. The initial closing settlements totaled $162.2 million in cash plus a $17.1 million deposit paid at signing in November 2023.

SHAREHOLDER RETURNS

In the first quarter of 2024, the Company repurchased 549,356 shares at an average price of $36.42 per share in the open market. The company has $67.5 million remaining on its share repurchase authorization.

In February 2024, NOG’s Board of Directors declared a regular quarterly cash dividend for NOG’s common stock of $0.40 per share for stockholders of record as of March 28, 2024, to be paid on April 30, 2024. This represented a 18% increase from the first quarter of 2023.

2024 ANNUAL GUIDANCE*

NOG is reiterating its annual guidance as shown in the table below, with some modest adjustments and additional detail for the second quarter.

Given the acceleration and pull forward of activity in the first quarter, NOG expects relatively flat production in the second quarter and approximately 22 - 25 wells turned in-line. Overall, despite the acceleration of cash flow and production in the first quarter, NOG still expects approximately 60% of its budget to be incurred in the first half of 2024, with approximately $240 - $260 million of capital expenditures in the second quarter, and is reiterating its overall 2024 budget of $825 - $900 million. Based on current commodity prices, NOG anticipates spending toward the middle to upper band of guidance assuming oil prices and activity levels remain elevated throughout the remainder of 2024, but will remain flexible and return-driven. NOG expects modestly improving differentials for crude oil in the Williston Basin and materially wider gas differentials in the Permian Basin, driven by negative field level Waha hub prices, in the second quarter.

	Original Guidance	Revised Guidance
Annual Production (Boe per day)	115,000 - 120,000	115,000 - 120,000
Annual Oil Production (Bbls per day)	70,000 - 73,000	70,000 - 73,000
Second Quarter Production (Boe per day)	—	117,500 - 119,500
Second Quarter Oil Production (Boe per day)	—	69,000 - 71,000
Total Capital Expenditures ($ in millions)	$825 - $900	$825 - $900
Net Wells Turned-in-Line (“TIL”)	87.5 - 92.5	87.5 - 92.5
Net Wells Spud	67.5 - 72.5	67.5 - 72.5

Operating Expenses and Differentials:
Production Expenses (per Boe)	$9.25 - $10.00	$9.25 - $9.90
Production Taxes (as a percentage of Oil & Gas Sales)	9.0% - 10.0%	9.0% - 10.0%
Average Differential to NYMEX WTI (per Bbl)	($4.00) - ($4.50)	($4.00) - ($4.40)
Average Realization as a Percentage of NYMEX Henry Hub (per Mcf)	80% - 85%	80% - 85%
DD&A Rate (per Boe)	$15.50 - $17.50	$15.50 - $17.50

General and Administrative Expense (per Boe):
Non-Cash	$0.25 - $0.30	$0.25 - $0.30
Cash (excluding transaction costs on non-budgeted acquisitions)	$0.75 - $0.85	$0.75 - $0.85
________________
*All forecasts are provided on a 2-stream production basis.

FIRST QUARTER 2024 RESULTS

The following tables set forth selected operating and financial data for the periods indicated.

	Three Months Ended March 31,
	2024	2023	% Change
Net Production:
Oil (Bbl)	6,386,481	4,847,773	32%
Natural Gas and NGLs (Mcf)	26,892,903	18,101,255	49%
Total (Boe)	10,868,632	7,864,649	38%

Average Daily Production:
Oil (Bbl)	70,181	53,864	30%
Natural Gas and NGLs (Mcf)	295,526	201,125	47%
Total (Boe)	119,436	87,385	37%

Average Sales Prices:
Oil (per Bbl)	$72.92	$73.31	(1)%
Effect of Loss on Settled Oil Derivatives on Average Price (per Bbl)	(0.84)	(1.22)	(31)%
Oil Net of Settled Oil Derivatives (per Bbl)	72.08	72.09	—%

Natural Gas and NGLs (per Mcf)	2.47	3.91	(37)%
Effect of Gain on Settled Natural Gas Derivatives on Average Price (per Mcf)	0.91	1.08	(31)%
Natural Gas and NGLs Net of Settled Natural Gas Derivatives (per Mcf)	3.38	4.99	(32)%

Realized Price on a Boe Basis Excluding Settled Commodity Derivatives	48.95	54.20	(10)%
Effect of Gain (Loss) on Settled Commodity Derivatives on Average Price (per Boe)	1.76	1.74	1%
Realized Price on a Boe Basis Including Settled Commodity Derivatives	50.71	55.94	(9)%

Costs and Expenses (per Boe):
Production Expenses	$9.70	$9.93	(2)%
Production Taxes	4.71	4.44	6%
General and Administrative Expenses	1.05	1.65	(36)%
Depletion, Depreciation, Amortization and Accretion	16.01	12.03	33%

Net Producing Wells at Period End	985.3	827.8	19%

HEDGING

NOG hedges portions of its expected production volumes to increase the predictability of its cash flow and to help maintain a strong financial position. The following table summarizes NOG’s open crude oil commodity derivative swap contracts scheduled to settle after March 31, 2024.

	Crude Oil Commodity Derivative Swaps(1)		Crude Oil Commodity Derivative Collars
Contract Period	Volume (Bbls/Day)	Weighted Average Price ($/Bbl)	Collar Call Volume (Bbls)	Collar Put Volume (Bbls)	Weighted Average Ceiling Price ($/Bbl)	Weighted Average Floor Price ($/Bbl)
2024:
Q2	27,173	$75.52	2,560,637	1,918,517	$83.84	$70.23
Q3	25,621	74.55	1,725,056	1,573,256	80.90	71.23
Q4	27,469	74.06	1,528,749	1,354,800	81.40	70.78
2025:
Q1	20,308	$74.96	413,286	314,849	$79.20	$67.84
Q2	18,089	74.09	273,171	199,233	75.49	67.63
Q3	8,504	72.39	234,994	161,970	75.76	67.88
Q4	8,466	72.04	208,511	135,487	76.87	67.63
2026:
Q1	2,930	$69.05	43,226	39,289	$70.25	$62.50
Q2	2,930	68.98	43,707	39,727	70.25	62.50
Q3	2,930	68.91	44,187	40,163	70.25	62.50
Q4	2,930	68.83	44,187	40,163	70.25	62.50
_____________
(1)Includes derivative contracts entered into as of April 26, 2024. This table does not include volumes subject to swaptions and call options, which are crude oil derivative contracts NOG has entered into which may increase swapped volumes at the option of NOG’s counterparties. This table also does not include basis swaps. For additional information, see Note 10 to our financial statements included in our Form 10-Q filed with the SEC for the quarter ended March 31, 2024.

The following table summarizes NOG’s open natural gas commodity derivative swap contracts scheduled to settle after March 31, 2024.

	Natural Gas Commodity Derivative Swaps(1)		Natural Gas Commodity Derivative Collars
Contract Period	Volume (MMBTU/Day)	Weighted Average Price ($/MMBTU)	Collar Call Volume (MMBTU)	Collar Put Volume (MMBTU)	Weighted Average Ceiling Price ($/MMBTU)	Weighted Average Floor Price ($/MMBTU)
2024:
Q2	119,514	$3.45	6,902,500	6,902,500	$4.16	$3.04
Q3	118,048	3.47	7,360,000	7,360,000	4.37	3.05
Q4	83,890	3.46	9,096,586	9,096,586	4.63	3.07
2025:
Q1	16,500	$3.61	9,196,417	9,196,417	$5.10	$3.13
Q2	10,110	3.60	8,771,297	8,771,297	4.81	3.13
Q3	10,000	3.60	8,407,569	8,407,569	4.84	3.13
Q4	8,261	3.52	7,618,723	7,618,723	4.95	3.12
2026:
Q1	5,000	$3.20	5,828,249	5,828,249	$5.06	$3.09
Q2	5,055	3.20	6,024,706	6,024,706	5.06	3.09
Q3	5,000	3.20	6,024,706	6,024,706	5.06	3.09
Q4	4,946	3.20	4,304,642	4,304,642	4.97	3.09
2027:
Q1	1,722	$3.20	890,000	890,000	$3.83	$3.00
Q2	—	—	920,000	920,000	3.83	3.00
Q3	—	—	920,000	920,000	3.83	3.00
Q4	—	—	610,000	610,000	3.83	3.00
____________
(1)Includes derivative contracts entered into as of April 26, 2024. This table does not include basis swaps. For additional information, see Note 10 to our financial statements included in our Form 10-Q filed with the SEC for the quarter ended March 31, 2024.

The following table presents NOG’s settlements on commodity derivative instruments and unsettled gains and losses on open commodity derivative instruments for the periods presented, which is included in the revenue section of NOG’s statement of operations:

	Three Months Ended March 31,
(In thousands)	2024	2023
Cash Received on Settled Derivatives	$19,117	$13,670
Non-Cash Mark-to-Market Gain (Loss) on Derivatives	(157,648)	139,987
Gain (Loss) on Commodity Derivatives, Net	$(138,531)	$153,656

CAPITAL EXPENDITURES & DRILLING ACTIVITY

(In millions, except for net well data)	Three Months Ended March 31, 2024
Capital Expenditures Incurred:
Organic Drilling and Development Capital Expenditures	$290.8
Ground Game Drilling and Development Capital Expenditures	$1.0
Ground Game Acquisition Capital Expenditures	$4.0
Other	$2.7
Non-Budgeted Acquisitions	$148.7

Net Wells Added to Production	25.3

Net Producing Wells (Period-End)	985.3

Net Wells in Process (Period-End)	52.4

Weighted Average Gross AFE for Wells Elected to	$9.4

FIRST QUARTER 2024 EARNINGS RELEASE CONFERENCE CALL

In conjunction with NOG’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Tuesday, April 30, 2024 at 9:00 a.m. Central Time.

Those wishing to listen to the conference call may do so via webcast or phone as follows:

Webcast: https://events.q4inc.com/attendee/778174582
Dial-In Number: (888) 340-5044 (US/Canada) and (646) 960-0363 (International)
Conference ID: 9661789 - NOG First Quarter 2024 Earnings Conference Call
Replay Dial-In Number: (800) 770-2030 (US/Canada) and (609) 800-9909 (International)
Replay Access Code: 9661789 - Replay will be available through May 14, 2024

ABOUT NOG

NOG is a real asset company with a primary strategy of acquiring and investing in non-operated minority working and mineral interests in the premier hydrocarbon producing basins within the contiguous United States. More information about NOG can be found at www.noginc.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and NOG’s future results that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this release regarding NOG’s financial position, operating and financial performance, business strategy, dividend plans and practices, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond NOG’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on NOG’s current properties and properties pending acquisition; infrastructure constraints and related factors affecting NOG’s properties; cost inflation or supply chain disruptions; ongoing legal disputes over, and potential shutdown of, the Dakota Access Pipeline; NOG’s ability to acquire additional development opportunities, potential or pending acquisition transactions, the projected capital efficiency savings and other operating efficiencies and synergies resulting from NOG’s acquisition transactions, integration and benefits of property acquisitions, or the effects of such acquisitions on NOG’s cash position and levels of indebtedness; changes in NOG’s reserves estimates or the value thereof; disruption to NOG’s business due to acquisitions and other significant transactions; general economic or industry conditions, nationally and/or in the communities in which NOG conducts business; changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets; risks associated with NOG’s 3.625% convertible senior notes due 2029 (the “Convertible Notes”), including the potential impact that the Convertible Notes may have on NOG’s financial position and liquidity, potential dilution, and that provisions of the Convertible Notes could delay or prevent a beneficial takeover of NOG; the potential impact of the capped call transaction undertaken in tandem with the Convertible Notes issuance, including counterparty risk; increasing attention to environmental, social and governance matters; NOG’s ability to consummate any pending acquisition transactions; other risks and uncertainties related to the closing of pending acquisition transactions; NOG’s ability to raise or access capital; cyber-incidents could have a material adverse effect on NOG’s business, financial condition or results of operations; changes in accounting principles, policies or guidelines; events beyond NOG’s control, including a global or domestic health crisis, acts of terrorism, political or economic instability or armed conflict in oil and gas producing regions; and other economic, competitive, governmental, regulatory and technical factors affecting NOG’s operations, products and prices. Additional information concerning potential factors that could affect future results is included in the section entitled “Item 1A. Risk Factors” and other sections of NOG’s most recent Annual Report on Form 10-K for the year ended December 31, 2023, and Quarterly Report on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause NOG’s actual results to differ from those set forth in the forward-looking statements.

NOG has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond NOG’s control. Accordingly, results actually achieved may differ materially from expected results described in these statements. NOG does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

CONTACT:

Evelyn Infurna
Vice President of Investor Relations
952-476-9800
ir@northernoil.com

CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
(In thousands, except share and per share data)	2024	2023
Revenues
Oil and Gas Sales	$532,041	$426,234
Gain (Loss) on Commodity Derivatives, Net	(138,531)	153,656
Other Revenues	2,838	2,324
Total Revenues	396,348	582,214

Operating Expenses
Production Expenses	105,447	78,088
Production Taxes	51,210	34,918
General and Administrative Expenses	11,393	13,000
Depletion, Depreciation, Amortization and Accretion	173,958	94,618
Other Expenses	2,019	1,001
Total Operating Expenses	344,027	221,625

Income From Operations	52,321	360,589

Other Income (Expense)
Interest Expense, Net of Capitalization	(37,925)	(30,143)
Loss on Unsettled Interest Rate Derivatives, Net	—	(1,017)
Gain on Extinguishment of Debt, Net	—	659
Contingent Consideration Gain	—	6,176
Other Income (Expense)	56	4,619
Total Other Income (Expense)	(37,869)	(19,706)

Income Before Income Taxes	14,452	340,883

Income Tax Expense	2,846	692

Net Income	$11,606	$340,191

Net Income Per Common Share – Basic	$0.12	$4.01
Net Income Per Common Share – Diluted	$0.11	$3.98
Weighted Average Common Shares Outstanding – Basic	100,442,472	84,915,729
Weighted Average Common Shares Outstanding – Diluted	101,636,132	85,407,197

CONDENSED BALANCE SHEETS

(In thousands, except par value and share data)	March 31, 2024	December 31, 2023
Assets	(Unaudited)
Current Assets:
Cash and Cash Equivalents	$32,468	$8,195
Accounts Receivable, Net	331,119	370,531
Advances to Operators	6,794	49,210
Prepaid Expenses and Other	2,566	2,489
Derivative Instruments	36,710	75,733
Income Tax Receivable	3,139	3,249
Total Current Assets	412,796	509,407

Property and Equipment:
Oil and Natural Gas Properties, Full Cost Method of Accounting
Proved	8,877,966	8,428,518
Unproved	34,507	36,785
Other Property and Equipment	8,120	8,069
Total Property and Equipment	8,920,593	8,473,372
Less – Accumulated Depreciation, Depletion and Impairment	(4,715,097)	(4,541,808)
Total Property and Equipment, Net	4,205,496	3,931,563

Derivative Instruments	1,070	10,725
Acquisition Deposit	—	17,094
Other Noncurrent Assets, Net	14,439	15,466

Total Assets	$4,633,801	$4,484,255

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts Payable	$156,233	$192,672
Accrued Liabilities	161,507	147,943
Accrued Interest	28,044	26,219
Derivative Instruments	80,290	16,797
Other Current Liabilities	1,936	2,130
Total Current Liabilities	428,010	385,761

Long-term Debt, Net	1,938,731	1,835,554
Deferred Tax Liability	71,249	68,488
Derivative Instruments	151,308	105,831
Asset Retirement Obligations	39,899	38,203
Other Noncurrent Liabilities	2,625	2,741

Total Liabilities	$2,631,822	$2,436,578

Commitments and Contingencies

Stockholders’ Equity
Common Stock, Par Value $.001; 135,000,000 Shares Authorized; 101,044,071 Shares Outstanding at 3/31/2024 100,761,148 Shares Outstanding at 12/31/2023	503	503
Additional Paid-In Capital	2,067,660	2,124,963

Retained Deficit	(66,183)	(77,790)
Total Stockholders’ Equity	2,001,980	2,047,676
Total Liabilities and Stockholders’ Equity	$4,633,801	$4,484,255

Non-GAAP Financial Measures

Adjusted Net Income, Adjusted EBITDA and Free Cash Flow are non-GAAP measures. NOG defines Adjusted Net Income (Loss) as income (loss) before income taxes, excluding (i) (gain) loss on unsettled commodity derivatives, net of tax, (ii) (gain) loss on extinguishment of debt, net of tax, (iii) contingent consideration (gain) loss, net of tax, (iv) acquisition transaction costs, net of tax, and (v) (gain) loss on unsettled interest rate derivatives, net of tax. NOG defines Adjusted EBITDA as net income (loss) before (i) interest expense, (ii) income taxes, (iii) depreciation, depletion, amortization and accretion, (iv) non-cash stock-based compensation expense, (v) (gain) loss on extinguishment of debt, (vi) contingent consideration (gain) loss (vii) acquisition transaction costs, (viii) (gain) loss on unsettled interest rate derivatives, and (ix) (gain) loss on unsettled commodity derivatives. NOG defines Free Cash Flow as cash flows from operations before changes in working capital and other items, less (i) capital expenditures, excluding non-budgeted acquisitions and changes in accrued capital expenditures and other items. A reconciliation of each of these measures to the most directly comparable GAAP measure is included below.

Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of current financial performance. Management believes Adjusted Net Income and Adjusted EBITDA provide useful information to both management and investors by excluding certain expenses and unrealized commodity gains and losses that management believes are not indicative of NOG’s core operating results. Management believes that Free Cash Flow is useful to investors as a measure of a company’s ability to internally fund its budgeted capital expenditures, to service or incur additional debt, and to measure success in creating stockholder value. In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring NOG’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes. The non-GAAP financial measures included herein may be defined differently than similar measures used by other companies and should not be considered an alternative to, or more meaningful than, the comparable GAAP measures. From time to time NOG provides forward-looking Free Cash Flow estimates or targets; however, NOG is unable to provide a quantitative reconciliation of the forward looking non-GAAP measure to its most directly comparable forward looking GAAP measure because management cannot reliably quantify certain of the necessary components of such forward looking GAAP measure. The reconciling items in future periods could be significant.

Reconciliation of Adjusted Net Income

	Three Months Ended March 31,
(In thousands, except share and per share data)	2024	2023
Income Before Income Taxes	$14,452	$340,883
Add:
Impact of Selected Items:
(Gain) Loss on Unsettled Commodity Derivatives	157,648	(139,987)
Gain on Extinguishment of Debt	—	(659)
Contingent Consideration Gain	—	(6,176)
Acquisition Transaction Costs	772	3,481
Loss on Unsettled Interest Rate Derivatives	—	1,017
Adjusted Income Before Adjusted Income Tax Expense	172,873	198,559

Adjusted Income Tax Expense (1)	(42,354)	(48,647)

Adjusted Net Income (non-GAAP)	$130,519	$149,912

Weighted Average Shares Outstanding – Basic	100,442,472	84,915,729
Weighted Average Shares Outstanding – Diluted	101,636,132	85,407,197

Income Before Income Taxes Per Common Share – Basic	$0.14	$4.01
Add:
Impact of Selected Items	1.58	(1.68)
Impact of Income Tax	(0.42)	(0.56)
Adjusted Net Income Per Common Share – Basic	$1.30	$1.77

Income Before Income Taxes Per Common Share – Adjusted Diluted	$0.14	$3.99
Add:
Impact of Selected Items	1.56	(1.67)
Impact of Income Tax	(0.42)	(0.56)
Adjusted Net Income Per Common Share – Adjusted Diluted	$1.28	$1.76
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(1)For the three months ended March 31, 2024 and March 31, 2023, this represents a tax impact using an estimated tax rate of 24.5%.

Reconciliation of Adjusted EBITDA

	Three Months Ended March 31,
(In thousands)	2024	2023
Net Income	$11,606	$340,191
Add:
Interest Expense	37,925	30,143
Income Tax Expense (Benefit)	2,846	692
Depreciation, Depletion, Amortization and Accretion	173,958	94,618
Non-Cash Stock-Based Compensation	2,274	2,151
Gain on Extinguishment of Debt	—	(659)
Contingent Consideration Gain	—	(6,176)
Acquisition Transaction Costs	772	3,481
Loss on Unsettled Interest Rate Derivatives	—	1,017
(Gain) Loss on Unsettled Commodity Derivatives	157,648	(139,987)
Adjusted EBITDA	$387,030	$325,472

Reconciliation of Free Cash Flow

Three Months Ended March 31,
(In thousands)	2024
Net Cash Provided by Operating Activities	$392,147
Exclude: Changes in Working Capital and Other Items	(39,665)
Less: Capital Expenditures (1)	(298,507)
Free Cash Flow	$53,975
_______________
(1) Capital expenditures are calculated as follows:

Three Months Ended March 31,
(In thousands)	2024
Cash Paid for Capital Expenditures	$407,006
Less: Non-Budgeted Acquisitions	(127,834)
Plus: Change in Accrued Capital Expenditures and Other	19,334
Capital Expenditures	$298,507